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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As independent public accountants, we herby consent to the incorporation by reference in this registration statement on Form S-3/A of our report on FastChannel Network, Inc. as of and for the years ended December 31, 2005 and 2004, dated March 30, 2006, included in the joint proxy statement/registration statement on Form S-4/A of Digital Generation Systems, Inc., and to all references to our firm in this registration statement on Form S-3/A.

/s/ VITALE, CATURANO & COMPANY, Ltd.

Boston, Massachusetts
December 4, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM